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                          SECURITIES EXCHANGE AGREEMENT


This Securities Exchange Agreement ("Exchange Agreement") is made as of the 2nd day of April, 1999, by and between Seal Holdings Corporation, a Delaware corporation ("Seal"), and M. Lee Pearce, M.D. ("Holder"), who is the holder of all of the outstanding shares of common stock, par value $.001 of OH, Inc., a Florida corporation ("OHI").

                                R E C I T A L S:

         A. Seal and OHI have entered into that certain Agreement and Plan of Exchange (the "Agreement") dated as of December 21st, 1998.

         B. Pursuant to the terms of the Agreement, it was contemplated that, among other things, Seal would exchange shares of its Class A Common Stock, $.20 par value ("Seal Common Stock") and shares of its Series A Preferred Stock, $.001 par value ("Seal Preferred Stock"), for all the issued and outstanding shares of common stock, par value $.001 of OHI (the "OHI Shares").

         C. This Exchange Agreement is being executed contemporaneous with, and is conditioned upon, the closing of the transactions contemplated by the Agreement (the "Exchange Offer Condition").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Term. Subject to Section 4 hereto, the term of this Exchange Agreement shall be for the period commencing as of the date hereof and continuing until such time as Holder is no longer a holder of any interest in the Seal Shares (as hereinafter defined).

         2. Exchange of Seal Shares. Seal and Holder agree that Seal does hereby exchange 10,318,419 shares of the Seal Common Stock and 2,000,000 shares of the Seal Preferred Stock (collectively, the "Seal Shares") with Holder for the OHI Shares owned by Holder.

         3. Conditions for Effectiveness of the Exchange Agreement. This Exchange Agreement shall not be effective until the satisfaction or waiver by Holder of the Exchange Offer Condition. If the Exchange Offer Condition is not satisfied by April 30, 1999, this Exchange Agreement shall be null and void.

         4. Closing. The closing of the exchange of Seal Shares for OHI Shares described in Section 2 hereof shall occur at the offices of Proskauer Rose LLP in Boca Raton, Florida (the "Closing") upon the satisfaction of the Exchange Offer Condition. At the Closing, Seal will issue to Holder (i) a stock certificate representing Holder's ownership of 10,318,419 shares of Seal Common Stock and (ii) a stock certificate representing Holder's ownership of 2,000,000 shares of Seal Preferred Stock.
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         5. Authority to Transfer Shares. Holder does hereby irrevocably constitute and appoint Seal as attorney to transfer the OHI Shares tendered hereby (as evidenced by the tendered stock certificates, if any) on the books of OHI with full power of substitution in the premises.

         6. Representations and Warranties by Seal and Holder.

            (a) Seal Representations and Warranties.

                (i) Stock. The Seal Shares when issued pursuant to the terms of this Exchange Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                (ii) Representations in Agreement. Seal hereby restates in its entirety each of the representations and warranties set forth in Article 3 of the Agreement, affirms that they are true as of the date hereof and agrees that Holder shall be entitled to rely thereon.

                (iii) Knowledge and Experience. Seal has such knowledge and experience in financial and business matters that it, together with its representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the OHI Shares.

                (iv) Securities Restrictions on Transfer. Seal acknowledges and understands that the OHI Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act") or under any state securities laws and agrees that the OHI Shares cannot be resold unless they are subsequently registered under the 1933 Act or pertinent state securities acts unless an exemption from such registration is available; that Seal agrees not to resell or otherwise dispose of (collectively, "Transfer") all or any part of the OHI Shares except as permitted by law.

            (b) Holder Representations and Warranties.

                (i) Title. Holder is the owner, beneficially and of record, of all the OHI Shares exchanged hereby. Except as set forth on Schedule 4.2 of the Agreement, the OHI Shares are free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Holder has full power to transfer the OHI Shares exchanged hereby to Seal without obtaining the consent or approval of any other person, entity or governmental authority. The OHI Shares being exchanged hereby constitute all of the outstanding shares of common stock of OHI.

                (ii) Applicable Securities Laws. Holder intends that the state securities laws of the State of Florida, together with the federal securities laws, govern this transaction.

                (iii) Knowledge and Experience. Holder has such knowledge and experience in financial and business matters that Holder, together with its representatives and advisors, if any, is capable of evaluating the merits and risks of an investment in the Seal Shares.

                (iv) Securities Restrictions on Transfer. Holder acknowledges and understands that the Seal Shares have not been registered under the 1933 Act or under any state securities laws and agrees that the Seal Shares cannot be resold unless they are subsequently registered under the 1933 Act or pertinent state securities acts unless an exemption from such registration is available; that Holder agrees not to Transfer all or any part of the Seal Shares except as permitted by law; and that the Transfer of the Seal Shares is restricted by the terms of this Exchange Agreement.

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                (v) Execution of the Exchange Agreement. Holder has the full right, power, and authority to enter into and to perform this Exchange Agreement and all other agreements, certificates, and documents executed or delivered, or to be executed or delivered, by Holder in connection herewith. This Exchange Agreement has been duly authorized, executed, and delivered by Holder, and is the legal, valid, and binding obligation of Holder, enforceable in accordance with its terms.

         7. Transfer of Shares; Legend. Each certificate representing Seal Shares issued pursuant to the provisions hereof shall bear substantially the legend set forth below:

         "THESE SHARES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM UNDER SAID ACT OR STATE SECURITIES LAWS OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR SEAL THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

Each certificate representing shares of Seal Preferred Stock issued pursuant to the provisions hereof shall also bear substantially the legend set forth below:

         A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED TO EACH SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE FROM THE OFFICE OF THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION WHICH AS OF THE DATE OF ISSUANCE OF THIS CERTIFICATE IS LOCATED AT 5601 NORTH DIXIE HIGHWAY, SUITE 411, FORT LAUDERDALE, FLORIDA 33334."

         8. Removal of Legend. The restrictions imposed by Section 7 herein shall terminate as to some or all of the Seal Shares when:

            (a) Such Seal Shares shall have been effectively registered under the 1933 Act and any applicable state law and sold by the holder thereof in accordance with such registration; or

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            (b) Written opinions to the effect that such registration is no longer required or necessary under any federal or state law or regulation or governmental authority shall have been received from legal counsel for Seal.

Whenever the restrictions imposed by Section 7 herein shall terminate, as provided above, any holder of such Seal Shares as to which such requirements shall have terminated shall be entitled to receive from Seal, without expense to such holder, a new stock certificate evidencing such Seal Shares not bearing the restrictive legends set forth in Section 7.

         9. Notices. All notices or other communications in connection with this Exchange Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent via commercial courier or

                  If to Seal:

                           Seal Holdings Corporation
                           125 Worth Avenue, Suite 314
                           Palm Beach, FL  33480
                           Attn:  Thomas M. Ferguson

                           Telephone No. (561) 833-5111
                           Telecopier No. (561) 833-6628

                  With a copy to:

                           Bronson Bronson & McKinnon, LLP
                           505 Montgomery Street
                           San Francisco, CA  94111
                           Attn:  Richard P. Walker

                           Telephone No. (415) 986-4200
                           Telecopier No. (415) 982-1394

                  If to Holder:

                           M. Lee Pearce
                           c/o Lauderdale Holdings, Inc.
                           5601 N. Dixie Highway,  Suite 411
                           Fort Lauderdale, FL  33334
                           Attn:  Rudy Noriega, President

                           Telephone No.  (954) 771-5402
                           Telecopier No. (954) 928-9728

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                  With a copy to:

                           Proskauer Rose LLP.
                           1585 Broadway
                           New York, NY  10036-8299
                           Attn: Stuart Rosow, Esq.

                           Telephone No.  (212) 969-3000
                           Telecopier No. (212) 969-2900

         10. Choice of Law. This Exchange Agreement and all transactions contemplated by this Exchange Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         11. Survival of Representations. All statements contained in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Exchange Agreement or in connection with the transactions contemplated hereby shall be deemed to be additional representations and warranties of the parties making such disclosure. All representations and warranties shall survive the Closing Date for a period of one (1) year.

         12. Assignment. Neither this Exchange Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other parties hereto. Subject to the foregoing, this Exchange Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

         13. Entire Agreement; Amendments and Waivers. This Exchange Agreement, together with all exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understanding, negotiations and discussions, whether oral or written, of the parties. No supplement, amendment, modification or waiver of this Exchange Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Exchange Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         14. Invalidity. In the event that any one or more of the provisions contained in this Exchange Agreement or in any other instrument referred to herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision of this Exchange Agreement or any other such instrument.

         15. Further Assurances. The parties shall cooperate and take such actions, and execute such other documents, at the Closing or subsequently, as either may reasonably request in order to carry out the provisions or purpose of this Exchange Agreement.

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         16. Counterparts. This Exchange Agreement may be executed in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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                  IN WITNESS WHEREOF, the undersigned has duly executed this
Exchange Agreement on the day set forth in the introductory paragraph.


                              "Holder"

                              /s/ M. Lee Pearce, M.D.
                              --------------------------------------------------

                              Name: M. Lee Pearce, M.D.
                                   ---------------------------------------------


                              "Seal"

                              Seal Holdings Corporation, a Delaware corporation



                              By:   /s/ James S. Goodner
                                     -------------------------------------------

                              Name:  James S. Goodner
                                     -------------------------------------------

                              Title: Vice President, Treasurer & Secretary
                                     -------------------------------------------


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                                   Exhibit "A"

                             Transfer and Assignment
                                 (Common Stock)


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers to Seal Holdings Corporation, a Delaware corporation ("Seal"), all of shares of common stock of OH, Inc. and irrevocably constitutes and appoints Seal as my attorney to transfer these shares on the books and records of the Corporation, with full power of substitution.


Dated:            , 199
      ------------     --


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                              Name:
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